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                                 SCHEDULE 14C
                                (RULE 14C-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                           SCHEDULE 14C INFORMATION
            INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

  [X]Preliminary Information Statement
  [ ]Confidential, for Use of the Commission Only (as permitted by Rule 14c-
     5(d)(2))
  [ ]Definitive Information Statement

                              TRANSMONTAIGNE INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):

  [X]No fee required.
  [ ]Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set for the amount on which the filing fee is calculated and state how it was determined):
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

  [ ]Fee paid previously with preliminary materials.
  [ ]Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

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

                              TRANSMONTAIGNE INC.

To our Stockholders:

  The Board of Directors of TransMontaigne Inc., a Delaware corporation (the "Company"), is soliciting your consent to amend the Company's certificate of incorporation to increase the number of authorized shares of the Company's common stock from 40,000,000 to 80,000,000. The Board of Directors unanimously recommends that stockholders approve the proposed amendment, which is more fully described in the accompanying materials. The Board of Directors asks that you complete, sign and return the enclosed consent form by December 17, 1998.

  The Board of Directors believes that it is in the best interests of the Company and its stockholders to amend the certificate of incorporation to increase the number of shares of common stock authorized for issuance by the Company. This will provide the Company with the flexibility it needs for future acquisitions, financings, incentive compensation, stock dividends or stock splits and for other general corporate purposes.

  YOUR CONSENT IS IMPORTANT, SINCE APPROVAL OF THE AMENDMENT REQUIRES THE EXECUTION OF WRITTEN CONSENTS ON BEHALF OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK. As a result, if you do not return a properly completed and signed consent, you will effectively be voting against the amendment.

  The consent that the Board of Directors is soliciting will allow the Company to proceed with the proposed amendment of the certificate of incorporation without the necessity of convening a special meeting of stockholders. The Board of Directors anticipates that the amendment will be completed during the month of December, as further described in the enclosed document.

  Please review the enclosed materials and complete, sign and return your consent.

                                          By Order of the Board of Directors,

                                          /s/ Erik B. Carlson

                                          Erik B. Carlson
                                          Secretary

November 24, 1998

                              TRANSMONTAIGNE INC.
                              2750 REPUBLIC PLAZA
                            370 SEVENTEENTH STREET
                            DENVER, COLORADO 80202

                             CONSENT SOLICITATION

  This consent solicitation contains important information relating to a proposed amendment to the Company's certificate of incorporation to increase its authorized common stock from 40,000,000 to 80,000,000 shares. The Board of Directors unanimously recommends that stockholders approve the amendment.

  The following pages include information on:

    . the proposed amendment to the certificate of incorporation (questions
      1 to 4);

    . procedures for the consent solicitation (questions 5 to 12); and

    . current stock ownership and other matters relating to the Company
      (questions 13 and 14).

            WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                            NOT TO SEND US A PROXY

  This consent solicitation was first mailed to stockholders on or about November 24, 1998. Stockholders are requested to return their consent forms by December 17, 1998.

                 AMENDMENT OF THE CERTIFICATE OF INCORPORATION

1. WHAT IS THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION?

  The Company's certificate of incorporation currently authorizes the issuance of a total of 42,000,000 shares, composed of 40,000,000 shares of common stock, par value $.01 per share, and 2,000,000 shares of preferred stock, par value $.01 per share. The amendment will increase the total number of authorized shares to 82,000,000, and the number of authorized shares of common stock to 80,000,000. The Board of Directors has unanimously adopted resolutions declaring it advisable to amend the Company's certificate of incorporation to increase the total number of shares of common stock which the Company will have the authority to issue from 40,000,000 to 80,000,000 and to submit the proposal to stockholders. The amendment will modify Section 5.1 of
Article V of the certificate of incorporation to read as follows:

    5.1 The total number of shares that the Corporation shall have authority to issue is 82,000,000 shares, of which 80,000,000 shares shall be common stock, each with a par value of $.01 ("Common Stock"), and 2,000,000 shares shall be preferred stock, each with a par value of $.01 ("Preferred Stock").

  Each of the newly authorized shares of common stock will have the same rights and privileges as the currently authorized common stock. The new shares, like the currently authorized shares, will not have preemptive rights, which means that stockholders do not have the right to purchase a portion of any new issuance of common stock in order to maintain their proportionate interests in the Company. The amendment will not change the par value of the common stock.

  The amendment will not change the currently authorized number of shares of preferred stock, which will remain set at 2,000,000. As of the date hereof, no shares of preferred stock have been designated or issued.

2. HOW WILL THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION BE EFFECTED?

  The Company will file an amendment to the certificate of incorporation with the Secretary of State of the State of Delaware when the Company receives consents from the holders of a majority of the outstanding shares of common stock. The Board of Directors has already approved the proposed amendment to the certificate of incorporation. The Company expects to make this filing on or about December 17, 1998.

3. HOW WILL THE ADDITIONAL AUTHORIZED COMMON STOCK BE USED?

  The Company currently has 30,475,624 shares of common stock outstanding. Thus, there remains a balance of only 9,524,376 shares of common stock available for all corporate purposes. If the amendment is approved, there will be 49,524,376 shares of common stock available for future issuance for purposes such as acquisitions, financings, incentive compensation, stock dividends or stock splits and for other general corporate purposes. The newly authorized common stock will be available for issuance without further action by stockholders except as required by applicable law, regulation or stock exchange requirements. For example, the current rules of the American Stock Exchange would require approval by the Company's stockholders if the number of shares of common stock to be issued in a merger or other acquisition transaction equaled or exceeded 20% of the number of shares of common stock outstanding immediately prior to such issuance.

  The Company has no current plan or commitment to issue shares of common stock, other than for shares reserved for issuance under the Company's equity incentive compensation plan.

  The additional authorized shares could be used to discourage persons from attempting to gain control of the Company, by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the Board of Directors in opposing a takeover bid or a solicitation in opposition to management. The Company is not currently aware of any effort to obtain control of the Company, and has no plans to use the new shares for purposes of discouraging any such effort.

4. HOW WILL THE AUTHORIZATION OF ADDITIONAL SHARES OF COMMON STOCK AFFECT MY CURRENT SHARES?

  The authorization of additional shares of common stock will not, by itself, have any effect on the rights of the holders of common stock. Nonetheless, any issuance of additional shares of common stock (including the additional shares authorized by the amendment) may, among other things, have a dilutive effect on earnings per share of common stock, on the voting rights of present stockholders and on the equity of present holders of common stock. In addition, the increase in authorized shares could, under certain circumstances, have an anti-takeover effect by, for example, allowing an issuance of shares that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors of the Company or contemplating a tender offer or other transaction for the combination of the Company with another company. However, the proposed amendment is not being made in response to any effort of which the Company is aware to accumulate the common stock or obtain control of the Company.

                           THE CONSENT SOLICITATION

5. WHO IS BEING ASKED TO APPROVE THE AMENDMENT?

  Only stockholders of record at the close of business on October 30, 1998 are entitled to execute and deliver consents with respect to the proposed amendment. On that date, there were 30,475,624 shares of common stock outstanding and entitled to consent with respect to the proposed amendment. Each share of common stock is entitled to one consent.

6. WHAT LEVEL OF APPROVAL IS REQUIRED FOR THE AMENDMENT?

  Approval of the amendment will require the execution and delivery to the Company of written consents on behalf of the holders of an absolute majority of the issued and outstanding shares of common stock.

7. WHAT RIGHTS OF APPRAISAL OR SIMILAR DISSENTERS' RIGHTS ARE TRIGGERED BY THE PROPOSED AMENDMENT?

  Delaware law does not provide for appraisal or similar dissenters' rights with respect to the proposed amendment.

8. HOW DO I CONSENT TO THE AMENDMENT?

  You may consent to the proposed amendment with respect to your shares of common stock by completing and signing the enclosed consent form and returning it to the Company's transfer agent on or before the final consent date (as described under question 9 below). If your shares are held in "street name," your broker or nominee may authorize consent on your behalf if you do not direct your broker or nominee not to do so.

  PLEASE NOTE THAT NOT RETURNING YOUR CONSENT OR ABSTAINING FROM THE VOTE HAS THE SAME IMPACT AS DISAPPROVING THE AMENDMENT, SINCE APPROVAL OF THE AMENDMENT REQUIRES WRITTEN CONSENT ON BEHALF OF THE HOLDERS OF AN ABSOLUTE MAJORITY OF THE COMMON STOCK OUTSTANDING AND ENTITLED TO VOTE, RATHER THAN SIMPLY A MAJORITY OF THOSE WHO ACTUALLY EXECUTE AND DELIVER CONSENTS.

9. WHAT IS THE DEADLINE FOR DELIVERING MY CONSENT?

  The Board of Directors has set December 17, 1998 as the final date for receipt of consents. If the Company has received consents on behalf of the holders of a majority of the outstanding shares of common stock by that date, the consent solicitation will expire, and the Company will proceed with the amendment to the certificate of incorporation.

  The Board of Directors has reserved the right to extend the final date for receipt of consents beyond December 17, 1998 in the event that the requisite majority approval has not been obtained by that date. Any such extension may be made without notice to individual stockholders. Under Delaware law, written consents of stockholders are valid for up to 60 days, beginning on the date the first consent is executed.

10. IS MY CONSENT IRREVOCABLE?

  No. Even after you have submitted your consent form, you may file with the Secretary of the Company a notice of revocation or a subsequently dated consent form at any time prior to the time when the action authorized by executed consents becomes effective, which will occur when holders of a majority of the outstanding shares of common stock have consented.

11. WHAT IS THE RECOMMENDATION OF THE BOARD OF DIRECTORS?

  THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSED AMENDMENT OF THE CERTIFICATE OF INCORPORATION AND BELIEVES THAT THE AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS CONSENT TO THE PROPOSED AMENDMENT.

12. HOW ARE COSTS OF THIS SOLICITATION BEING BORNE?

  The expenses of preparing, printing and mailing these consent solicitation materials are being borne by the Company. Officers, Directors and regular employees of the Company may, without additional compensation, solicit consents personally or by other appropriate means. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

                            ADDITIONAL INFORMATION

13. STOCK OWNERSHIP

  The following table sets forth certain information regarding the beneficial ownership of common stock and common stock equivalents as of November 1, 1998 by each Director, by certain executive officers, by each person known by the Company to own more than 5% of the outstanding shares of common stock and by all Directors and executive officers as a group. The information set forth below is based solely upon information furnished by such individuals or contained in filings made by such beneficial owners with the Securities and Exchange Commission ("SEC").

                                                                         NUMBER OF   PERCENT
                  BENEFICIAL OWNER                                      SHARES(1)(2) OF CLASS
                  ----------------                                      ------------ --------
Cortlandt S. Dietler(3)...............................................    1,969,807     6.4%
Richard E. Gathright(4)...............................................      540,098     1.8%
Harold R. Logan, Jr.(5)...............................................      354,780     1.2%
W.A. Sikora(6)........................................................      220,970      (7)
Robert W. Bradberry(8)................................................      163,073      (7)
Larry F. Clynch(9)....................................................       57,246      (7)

First Reserve Corporation(10)
  First Reserve Fund V, Limited Partnership...........................      598,440     2.0%
  First Reserve Fund V-2, Limited Partnership.........................    1,196,877     3.9%
  First Reserve Fund VI, Limited Partnership..........................    4,488,292    14.7%
                                                                         ----------    ----
                                                                          6,283,609    20.6%
Louis Dreyfus Corporation ............................................    4,351,080    14.3%
   Ten Westport Road
   P.O. Box 810
   Wilton, CT 06897

Merrill Lynch Growth Fund(11) ........................................    3,858,334    12.7%
   c/o Merrill Lynch Asset Management L.P.
   800 Scudders Mill Road
   Plainsborough, NJ 08536

John A. Hill/First Reserve Corporation(10) ...........................    6,283,609    20.6%
   First Reserve Corporation
   475 Steamboat Road
   Greenwich, CT 06830

Bryan H. Lawrence ....................................................       76,625      (7)
   535 Madison Avenue
   New York, NY 10022

Thomas R. Denison/First Reserve Corporation(12) ......................          --       (7)
   First Reserve Corporation
   1801 California Street, #4110
   Denver, CO 80202

Edwin W. Morgens(13)..................................................      253,030      (7)
Simon B. Rich, Jr./Louis Dreyfus Corporation(14)......................    4,351,080    14.3%
All Directors and Executive Officers as a Group (16 Persons)(15)......   14,736,740    47.3%

--------
 (1) All shares are owned both of record and beneficially unless otherwise specified by footnote to this table. Based solely upon information furnished by such individuals or contained in filings made by such beneficial owners with the SEC.
 (2) Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934, as amended. Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights, or conversion privileges exercisable within sixty days of the date of this table (November 1, 1998) are deemed outstanding for the purpose of calculating the number and percentage owned by such person.
 (3) Includes 2,000 shares, as to which Mr. Dietler disclaims beneficial ownership, held by Mr. Dietler's spouse and 102,000 shares issuable upon the exercise of outstanding options.
 (4) Includes 252,000 shares issuable upon the exercise of outstanding options.
 (5) Includes 25,000 shares, as to which Mr. Logan disclaims beneficial ownership, owned by Chatham Foundation, a nonprofit corporation of which Mr. Logan is the President; and 67,000 shares issuable upon the exercise of outstanding options.
 (6) Includes 102,000 shares issuable upon the exercise of outstanding options.
 (7) Less than one percent.
 (8) Includes 22,000 shares issuable upon the exercise of outstanding options.
 (9) Includes 52,000 shares issuable upon the exercise of outstanding options.
(10) First Reserve Corporation ("First Reserve") and Mr. Hill do not directly own any common stock. The number of shares shown as beneficially owned by First Reserve and Mr. Hill consists of all the shares owned by First Reserve Fund V, Limited Partnership, First Reserve Fund V-2, Limited Partnership and First Reserve Fund VI, Limited Partnership (collectively, the "First Reserve Funds"). First Reserve may be deemed to have beneficial ownership of the shares of common stock held by the First Reserve Funds because it is the general partner of each of the First Reserve Funds and has voting and dispositive power over those shares. Mr. Hill may be deemed to have beneficial ownership over the shares held by the First Reserve Funds because of his ownership of common stock of First Reserve and his positions as a managing director and officer of First Reserve. Mr. Hill expressly disclaims beneficial ownership of these shares. Mr. Hill is a director of the Company. The address of First Reserve and the First Reserve Funds is 475 Steamboat Road, Greenwich, Connecticut 06830.
(11) TransMontaigne has granted to Merrill Lynch Asset Management L.P. the right to maintain a 15% ownership of common stock if TransMontaigne issues stock in the future. Merrill Lynch & Co., Inc., a widely held public company, has sole voting and dispositive control over these shares.
(12) Thomas R. Denison is an officer and managing director of First Reserve Corporation and a director of the Company. Mr. Denison does not have beneficial ownership of the shares held by the First Reserve Funds.
(13) Includes 199,806 shares, as to which Mr. Morgens disclaims beneficial ownership, held by Edwin Morgens and Linda Morgens 1993 Trust, of which Mr. Morgens is the Trustee, and 7,080 shares, as to which Mr. Morgens disclaims beneficial ownership, held by L.W. Morgens 1984 Trust, of which Mr. Morgens is the Trustee.
(14) Simon B. Rich, Jr. does not directly own any common stock. Mr. Rich may be deemed to have beneficial ownership of the shares of common stock held by Louis Dreyfus Corporation because Mr. Rich is Vice Chairman, Director and President of Louis Dreyfus Holding Company Inc., parent company of Louis Dreyfus Corporation, which owns 4,351,080 shares of common stock. Mr. Rich expressly disclaims beneficial ownership of these shares. Mr. Rich became a Director of the Company on October 31, 1998.
(15) Of such 14,736,740 shares, (a) 659,800 represent shares issuable upon the exercise of outstanding options, (b) 6,283,609 shares indicated as being owned by First Reserve Corporation and Mr. Hill are included only once in the aggregate number of shares held by all Directors and officers as a group, (c) 4,351,080 shares indicated as being owned by Louis Dreyfus Corporation and Mr. Rich are included only once in the aggregate number of shares held by all Directors and officers as a group and (d) Directors and executive officers disclaim beneficial ownership with respect to 10,868,575 shares.

14. HOW CAN I OBTAIN MORE INFORMATION ABOUT THE COMPANY?

  The Company files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by the Company at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. The Company's SEC filings are also available from commercial document retrieval services or on the SEC's web site at http://www.sec.gov. You may also request a copy of the Company's financial reports filed with the SEC by contacting the Company's Secretary, c/o TransMontaigne Inc., 2750 Republic Plaza, 370 Seventeenth Street, Denver, CO 80202.

                                          By Order of the Board of Directors,

                                          /s/ Erik B. Carlson

                                          Erik B. Carlson
                                          Secretary

November 24, 1998

                              TRANSMONTAIGNE INC.

         WRITTEN CONSENT SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please return the consent promptly to the Company's transfer agent at the following address:

                               Boston EquiServe
                                 P.O. Box 9391
                             Boston, MA 02205-9969

                THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
                             VOTE FOR THE PROPOSAL.

Proposal to amend the Company's certificate of incorporation to increase the authorized shares of common stock from 40,000,000 to 80,000,000.

[  ] Vote FOR                 [  ] Vote AGAINST                [  ] ABSTAIN

                         (Please sign and date below)

                              Dated:______________________, 1998



                                       Signature of Stockholder(s)




                                       Signature of Stockholder(s)

                              If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.